EXHIBIT 4.35

                               AMENDMENT NO. 1 TO

                          REGISTRATION RIGHTS AGREEMENT

         This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this "AMENDMENT") is made as of April 11, 2003 by and among (i) EP MedSystems, Inc., a New Jersey corporation (the "COMPANY"), (ii) each purchaser of Common Stock (as defined below) and Warrants (as defined below) pursuant to the Original Stock Purchase Agreement (as defined below) and the Subsequent Stock Purchase Agreement (as defined below) (collectively, the "INITIAL INVESTORS" and each individually, an "INITIAL INVESTOR"), and (iii) each person or entity that subsequently becomes a party to the Registration Rights Agreement (as defined below) pursuant to, and in accordance with, the provisions of Section 12 thereof (each an "INVESTOR PERMITTED TRANSFEREE" and collectively, the "INVESTOR PERMITTED TRANSFEREES");

         WHEREAS, the Company has issued and sold to the Initial Investors, and the Initial Investors have purchased from the Company: an aggregate of 2,007,475 shares (the "ORIGINAL PURCHASED SHARES") of the Company's common stock, no par value, $0.001 stated value per share (the "COMMON STOCK") and (ii) Warrants ("WARRANTS") to purchase an aggregate of 802,990 shares of Common Stock (the "WARRANT SHARES"), all upon the terms and conditions set forth in that certain Common Stock and Warrant Purchase Agreement, dated of January 31, 2003, between the Company and the Initial Investors (the "ORIGINAL STOCK PURCHASE AGREEMENT");

         WHEREAS, in connection with the Original Stock Purchase Agreement, the Company and the Initial Investors entered into a Registration Rights Agreement, dated as of January 31, 2003 (the "REGISTRATION RIGHTS AGREEMENT");

         WHEREAS, the Company has agreed to issue and sell to certain of the Initial Investors, and certain of the Initial Investors have agreed to purchase from the Company up to an aggregate of 120,000 shares (the "SUBSEQUENT PURCHASED SHARES", and together with the Original Purchased Shares, the "PURCHASED SHARES") of the Company's Common Stock, upon the terms and conditions set forth in that certain Common Stock Purchase Agreement, dated of even date herewith, between the Company and the Initial Investors (the "SUBSEQUENT STOCK PURCHASE AGREEMENT"); and

         WHEREAS, the Company and the Initial Investors wish to amend the Registration Rights Agreement pursuant to Section 19(a) thereof to include the Subsequent Purchased Shares in the definition of Registrable Shares, and to make certain other conforming changes.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         A. The definition of Registrable Shares set forth in Section 1 of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

         ""REGISTRABLE SHARES" shall mean the Original Registrable Shares and the Subsequent Registrable Shares, collectively."

         B. The definitions set forth in the recitals to this Amendment shall be deemed to be added to the definitions set forth in Section 1 of the Registration Rights Agreement in the proper alphabetical order. In addition, each reference to the Stock Purchase Agreement in the Registration Rights Agreement shall be deemed a reference to the Original Stock Purchase Agreement.

         C. The following additional definitions shall be added to Section 1 of the Registration Rights Agreement in the proper alphabetical order:

         ""ORIGINAL REGISTRABLE SHARES" shall mean (i) the Original Purchased Shares, (ii) the Warrant Shares, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution (including a stock split or reverse stock split) with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above after the Closing and prior to the date upon which the Registration Statement is declared effective by the SEC; provided, however, such term shall not, after the Mandatory Registration Termination Date, include any of the Original Purchased Shares that become or have become eligible for resale pursuant to subsection (k) of Rule 144."

         ""SUBSEQUENT REGISTRABLE SHARES" shall mean (i) the Subsequent Purchased Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution (including a stock split or reverse stock split) with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above after April 11, 2003 and prior to the date upon which the Registration Statement is declared effective by the SEC; provided, however, such term shall not, after the Mandatory Registration Termination Date, include any of the Subsequent Purchased Shares that become or have become eligible for resale pursuant to subsection (k) of Rule 144."

     D. Section 3 of the Agreement shall be deleted in its entirety and replaced with the following:

         "3.      REGISTRATION.

(a) Within thirty (30) business days after the Closing Date, the Company shall prepare and file with the SEC a registration statement on Form S-3 for the purpose of registering under the Securities Act all of the Original Registrable Shares for resale by, and for the account of, the Investors as selling stockholders thereunder (the "REGISTRATION STATEMENT"). The Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Original Registrable Shares. The Company shall be required to keep the Registration Statement effective until such date that is the earlier of (i) the date when all of the Original Registrable Shares registered thereunder shall have been sold or (ii) the date on which all of the Original Registrable Shares may be immediately sold without restriction (including, without any limitation, as to volume or manner of sale by each Investor) and without registration under the Securities Act (the "MANDATORY REGISTRATION TERMINATION DATE"). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any of the Original Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

(b) The Company shall use its commercially reasonable efforts to file an amendment to the Registration Statement to include the registration of the Subsequent Registrable Shares on or before April 18, 2003; provided that the Company's legal counsel advises it that such amendment may be filed without violating the Securities Act. If the Company is advised by its legal counsel that such an amendment would violate the Securities Act, then (i) the Company shall prepare and file a new registration statement on Form S-3 (the "ADDITIONAL REGISTRATION STATEMENT") for the purposes of registering under the Securities Act all of the Subsequent Registrable Shares for resale by, and for the account, of the Investors as selling stockholders thereunder within 30 days after the Registration Statement is declared effective and the terms and (ii) conditions of Sections 3, 5, 7, 9 and 11 of the Registration Rights Agreement applicable to the filing of the Registration Statement shall apply to the filing of the Additional Registration Statement, except that the Filing Date Deadline for the Additional Registration Statement shall be deemed to be 30 days after the Registration Statement is declared effective.

(c) Unless otherwise agreed to by the Company, the offer and sale of the Registrable Shares pursuant to the Registration Statement, and, if applicable, the Additional Registration Statement, shall not be underwritten.

(d) The Company represents and warrants that, as of the date of this Agreement, it meets the requirements for the use of Form S-3 for registration of the resale by the Investors of the Registrable Shares, and it will use its commercially reasonable efforts to continue to meet such requirements during the period in which it takes to have the Registration Statement, and, if applicable, the Additional Registration Statement, declared effective.

(e) The Company shall use its commercially reasonable efforts to cause all of the Registrable Shares to be listed on The Nasdaq SmallCap Market.

(f) This Section 3(f) shall apply to the Company's obligation under Section 3(a) hereof to file the Registration Statement with the SEC and to cause such Registration Statement to become effective. The Company and Initial Investors agree that the Investors will suffer damages if the Registration Statement is not filed on or prior to the Filing Date Deadline and not declared effective by the SEC on or prior to the Effectiveness Deadline. The Company and the Initial Investors further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement is not filed on or prior to the Filing Date Deadline; or (ii) the Registration Statement is not declared effective prior to the Effectiveness Deadline (unless, in each case, an Event results, directly or indirectly, from any act of war or terrorism) (each of the events listed in (i)-(ii) above being referred to as an "EVENT"), then the Company shall pay to each Initial Investor as liquidated damages for any such failure and not as a penalty (the "LIQUIDATED DAMAGES") an amount equal to 2.0% of the Purchase Price for the Shares paid by such Initial Investor pursuant to the Stock Purchase Agreement (the "LIQUIDATED DAMAGES AMOUNT") for each full thirty (30) day period following the Event until the applicable Event has been cured. In any event, no Liquidated Damages shall accrue after the six (6) month anniversary of the Closing Date. Payments to be made pursuant to this Section 3(f) shall be due and payable in immediately available funds or in the form of Common Stock within three days of such payment becoming payable hereunder. The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Investors if the Registration Statement is not filed on or prior to the Filing Date Deadline or has not been declared effective by the SEC on or prior to the Effectiveness Deadline."

         E. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York and without regard to any conflicts of laws concepts that would apply the laws of another jurisdiction.

         F. Other than as set forth in this Amendment, all of the terms and conditions of the Registration Rights Agreement shall continue in full force and effect.

         G. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                                 page follows)



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     IN WITNESS  WHEREOF,  the parties hereto have executed this Amendment No. 1 to the Registration Rights Agreement as of the date and year first above written.

               EP MEDSYSTEMS, INC.


                By:  /s/  Reinhard Schmidt
               ---------------------------------
                   REINHARD SCHMIDT
                   President and Chief Executive Officer


 INVESTORS:    HEIMDALL INVESTMENTS LTD.

               By:               N/A
                  -----------------------------------------
                    Name:
                    Title:

               MEDCAP PARTNERS L.P.

               By:/s/ C. Fred Toney
                  -----------------------------------------
                    Name:  C. FRED TONEY
                    Title: Managing Member

               BONANZA CAPITAL MASTERFUND LTD.

               By:/s/  Brian Ladin
               -------------------------------------------
                    Name:  BRIAN LADIN
                    Title: Managing Director

               EGS PRIVATE HEALTHCARE PARTNERSHIP, L.P.

               By:/s/ Abhijeet Lele
               ------------------------------------------
                    Name:  ABHIJEET LELE
                    Title: Managing Member


               EGS PRIVATE HEALTHCARE COUNTERPART, L.P.

               By:/s/ Abhijeet Lele
               ---------------------------------------
                    Name:  ABHIJEET LELE
                    Title:    Managing Member

               ADAMS, HARKNESS & HILL, INC.

               By:/s/ Stephen Zak
               --------------------------------------
                    Name:  STEPHEN ZAK
                    Title:    Chief Financial Officer

               /s/ Michael R. Hamblett
               --------------------------------------
                            MICHAEL R. HAMBLETT